UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia		31768
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Ameris Bancorp (the “Company”) with the Securities and Exchange Commission on June 6, 2012 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination of the Company’s Board of Directors regarding the frequency with which the shareholders will have a non-binding, advisory vote on executive compensation. No other changes have been made to the Original Filing other than to add the disclosure set forth in this Amendment No. 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As reported in the Original Filing, a majority of votes cast at the Company’s Annual Meeting of Shareholders held on May 31, 2012 were in favor of an annual advisory vote on executive compensation. In consideration of this vote, the Company’s Board of Directors has determined that it will include a non-binding, advisory vote on executive compensation in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, on an annual basis until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s 2018 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

October 17, 2012